Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-53753, 333-39159, 333-02979, 333-115014, 333-137985, 333-41840, 333-40468, 333-35744, 333-89086, 333-179857, 333-219662, and 333-219663), Form S-3 (No. 333-219657) and Form S-4 (No. 333-227444) of WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION of our report dated February 23, 2017 relating to the financial statements of Faiveley Transport, which appears in this Annual Report on Form 10-K of Westinghouse Air Brake Technologies Corporation.
/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France
February 27, 2019